Exhibit 10.2

THIS OPTION AGREEMENT made as of March 6, 2011

BETWEEN:            Sidney Chan (herein called the "Optionee" or the "Creditor")

a Businessman residing at:
23H Block III Riviera Garden
Tsuen Wan, New Territories
Hong Kong

AND:                       ALR TECHNOLOGIES INC. (herein called the "Company")

a company incorporated under the laws of the State of Nevada, USA with its registered office at
3350 Riverwood Parkway, Suite 1900,
Atlanta, Georgia.

WITNESSES THAT WHEREAS:

The Company has requested the Optionee to provide a line of credit of $2,500,000 ( the "Line of Credit") for a comprehensive marketing campaign and in consideration thereof the Company has agreed to grant stock options to the Optionee.

Under the terms of the line of credit the amounts can only be borrowed for a comprehensive marketing and selling campaign and must be approved by the creditor.

1. Written Acknowledgement of Terms
The Company and the Optionee wish to formalize their understanding of the terms as indicated by agreeing to the above mentioned terms as indicated by the signatures at the end of this document.

2. Grant of Options
The Company hereby grants to the Optionee options to subscribe and purchase 20,000,000 shares of stock of the Company at a price of $0.125 per share, exercisable until March 5, 2016 (the "Options").

3. Vesting Provisions
The options will vest
a)	when the Company finalize a comprehensive selling and marketing campaign, which will involve the retention of a consulting firm to assist in developing and executing the campaign, and
b)
on a prorated basis to the extent that the line of credit is drawn down. Eight options will fully vest for each dollar borrowed by the Company from the Creditor under the line of credit arrangement. If the Company borrows the full $2,500,000, all 20,000,000 stock options will be fully vested.

4. Exercise Procedure
The fully vested stock options may be exercised by the Optionee by giving notice in writing to the Company of the number of shares in respect of which the options are being exercised ("Option Shares") and by (i) enclosing a certified cheque or money order for the amount of the option price payable in favour of the Company or (b) by notifying the Company that a portion of the indebtedness outstanding under the Initial Line of credit or the increased Line of Credit equal to the option price should be applied toward the option price and upon the issuance of the Option Shares, such indebtedness shall be reduced accordingly.

5. Effective Date
This Agreement shall be effective on the later of the date on which this Agreement is executed by both parties.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THIS AGREEMENT THE 6th DAY OF MARCH, 2011

SIDNEY CHAN
Sidney Chan

Signing Authority of behalf of ALR Technologies INC.

Name:         LAWRENCE WEINSTEIN
  Lawrence Weinstein   3/10/11

Title:           President & COO